EXHIBIT 10.20


                          SUPERIOR COURT OF CALIFORNIA
                               COUNTY OF SAN DIEGO

MCQUERTERGROUP, a corporation,      )       CASE NO. GIC 799833
                                    )
             Plaintiff,             )       STIPULATED JUDGMENT
                                    )
         v.                         )
                                    )
SLS INTERNATIONAL, INC., a          )       Judge:            Janis Sammartino
Delaware Corporation, and DOES 1-10 )       Dept.             71
Inclusive,                          )       Trial Date:       None Set
                                    )       Complaint Filed:  November 12, 2002
             Defendants.            )

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

         This Settlement Agreement and General Release (the "Agreement") is made this 1st day of April, 2003, by and between McQuerterGroup and SLS International, Inc. ("SLS").

         WHEREAS, a dispute has arisen concerning a determination of the amount of money owed by SLS to McQuerterGroup; and

         WHEREAS, McQuerterGroup has filed suit against SLS in the Superior Court of California, County of San Diego, Case No. GIC 799833 (the "Action"); and

         WHEREAS, SLS filed an answer and affirmative defenses denying all allegations of wrongdoing or liability in the Action; and

         WHEREAS, SLS continues to deny all allegations of wrongdoing and liability in the Action; and

         WHEREAS, the parties desire to settle and compromise their case as set forth in this Agreement;

         NOW, THEREFORE, for good and valuable consideration, including the payment, promises and covenants contained herein, the parties hereby agree as follows:

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A.       AGREEMENTS TO SETTLE AND RELEASE CLAIMS.
         ----------------------------------------

         1. McQuerterGroup, on its own behalf and on behalf of its predecessors, successors, attorneys, and assigns, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, and agents thereof, hereby agrees to release and forever discharge SLS, their predecessors, successors, attorneys, assigns, and partner professional corporations, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, and agents thereof, of and from all causes of action, claims, suits, claims for sums of money, contracts, controversies, agreements, costs, damages, judgments, disputes, and demands whatever, in law or equity, whether known or unknown, which McQuerterGroup, its predecessors, successors, attorneys and assigns, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, or agents thereof, have had, now have, or claim to have against SLS, its predecessors, successors, attorneys, assigns, and partner professional corporations, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, or agents thereof, in connection with, relating to or arising from any of the causes of action, claims, facts, or subject matters which were alleged or could have been alleged in this Action.

         2. SLS, on its own behalf and on behalf of its predecessors, successors, attorneys, assigns, and partner professional corporations, as well as all partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, heirs, legatees, administrators, executors, and agents thereof, hereby agrees to release and forever discharge McQuerterGroup, its predecessors, successors, attorneys, and assigns, as well as all

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former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, and agents thereof, of and from all causes of action, claims, suits, claims for sums of money, contracts, controversies, agreements, costs, damages, judgments, disputes, and demands whatever, in law or equity, whether known or unknown, which SLS, their predecessors, successors, attorneys, assigns, and partner professional corporations, as well as all partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, heirs, legatees, administrators, executors, or agents thereof, have had, now have, or claim to have against McQuerterGroup, its predecessors, successors, attorneys, and assigns, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, or agents thereof, in connection with, relating to or arising from any of the causes of action, claims, facts, or subject matters which were alleged or could have been alleged in this Action.

B.       COVENANTS NOT TO SUE.
         ---------------------

         3. McQuerterGroup and its related individuals and entities set forth in Paragraph 1 of this Agreement, to the maximum extent permitted by law, agree and covenant not to sue or bring any action in law or equity, including any action in any court or arbitration forum, whether by original process or demand, counterclaim, cross-claim, third-party process, impleader, claim for indemnity or contribution or otherwise against SLS, its predecessors, successors, attorneys, assigns, and partner professional corporations, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, and agents thereof, in connection with, relating to or arising from any causes of

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action, claims, facts, or subject matters which were or could have been alleged in this Action, other than a claim concerning any breach of this Agreement.

         4. SLS and its related individuals and entities set forth in Paragraph 2 of this Agreement, to the maximum extent permitted by law, agree and covenant not to sue or bring any action in law or equity, including any action in any court or arbitration forum, whether by original process or demand, counterclaim, cross-claim, third-party process, impleader, claim for indemnity or contribution or otherwise against McQuerterGroup, its predecessors, successors, attorneys, and assigns, as well as all former or present partners, associates, officers, directors, shareholders, owners, employees, insurers, reinsurers, subrogees, accountants, and agents thereof, in connection with, relating to, or arising from any causes of action, claims, facts, or subject matters which were or could have been alleged in this Action, other than a claim concerning any breach of this Agreement.

         5. SLS consents to judgment being entered against it in the event of a breach of this Agreement.

         6. SLS is given 3 days to cure before it is deemed to be in breach of this Agreement.

C.       PAYMENT.
         --------

         7. SLS hereby covenants and agrees to pay McQuerterGroup the sum of Sixty Thousand dollars and no cents ($60,000.00) in the following manner:

            o $5,000.00 per month, payable on the first of each month, beginning with April 1, 2003 and continuing up to and including eleven consecutive months, or February 1, 2004.

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            o a total of $5,000.00, paid in SLS speakers to be shipped within three business days of the later of (a) the execution of this Agreement or (b) McQuerterGroup's written notice to John Gott of the speakers it is ordering.

            o The speaker trade value will be assessed at 50% of the retail value.

D.       PRESENTATION OF STIPULATION TO COURT.
         -------------------------------------

         8. Andrea Kimball shall present to the court in this Action an agreed order to: (1) dismiss this Action with prejudice; and (2) require each side to pay its own costs, and shall undertake any other measures necessary to secure dismissal of this Action in accordance with the terms hereof. The parties mutually agree to cooperate reasonably in obtaining any court order needed to effectuate the dismissal of this Action. Andrea Kimball may file this agreed order ex parte and send a copy of the entered agreed order to counsel via facsimile.

E.       NO ADMISSION OF LIABILITY.
         --------------------------

         9. The parties hereto acknowledge and understand that this Settlement Agreement is made in order to compromise and settle disputed claims between and among all parties, so as to avoid further time-consuming litigation, and the burden, inconvenience and expense associated therewith, and without admission of any liability or wrongdoing by any party hereto with respect to any matters that are the subject of this Action.

F.       REPRESENTATIONS CONCERNING AUTHORITY AND ASSIGNMENTS.
         -----------------------------------------------------

         10. Each of the parties represents and warrants that its respective signatory, whose signature appears below, is duly authorized to execute this Agreement on its behalf. Each party further represents and warrants that it is the owner of all claims asserted by it and released by it that are covered by this Agreement and that it has not assigned or otherwise transferred and will not assign or otherwise transfer any such claims to any other person or entity. The parties

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represent and warrant that no person or entity other than themselves has any interest in the claims, obligations, actions, demands, rights, costs, expenses, compensation, or causes of action for damages or other relief referred to in this Agreement or in this Action.

G.       CONSTRUCTION.
         -------------

         11. This Agreement has been the subject of negotiations between McQuerterGroup and SLS. It has been and shall be construed to have been drafted by all the parties to it, so that any rule of construing ambiguities against the drafter shall have no force and effect.

         12. This Agreement shall be governed by the laws of the State of California.

H.       FINAL AND COMPLETE AGREEMENT.
         -----------------------------

         13. This Agreement contains the entire agreement and understanding of the parties with respect to the matters discussed herein, supersedes all prior agreements and understandings between the parties on these particular issues, is intended to be a binding agreement between the parties and shall not be changed, modified, amended, extended, terminated, waived, or discharged except by an instrument signed in writing by all the parties hereto. Additionally, the consideration recited herein is the full, complete and entire consideration for this Agreement, and there is to be no further consideration to be exchanged by any party hereto.

         14. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one of the same instrument. Signed facsimile counterparts of this Agreement shall be binding.

I.       SEVERABILITY.
         -------------

         15. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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J.       HEADINGS.
         ---------

         16. The Headings and captions used in this Agreement are used for reference only, and do not modify or construe the undertakings or obligations of the parties hereof.

K.       NUMBER AND GENDER OF WORDS.
         ---------------------------

         17. Whenever herein the singular number is used, the same shall include the plural where appropriate and vise versa, and words of any gender shall include each other gender where appropriate.

         IN WITNESS WHEREOF, the parties have executed this agreement effective as of the date first written above.

MCQUERTERGROUP                          SLS INTERNATIONAL, INC.

By: /s/                                 By: /s/
    --------------------------------        ------------------------------------




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